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                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Riddell Sports, Inc.

We have issued our reports dated March 14, 1997, accompanying the financial statements and schedule of Riddell Sports, Inc., contained in the Registration Statement and Prospectus on Form S-4. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



                                            GRANT THORNTON LLP


Chicago, Illinois
July 17, 1997